UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 12, 2019

CNL STRATEGIC CAPITAL, LLC

(Exact name of registrant as specified in its charter)

DELAWARE	333-222986	32-0503849
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification Number)

CNL Center at City Commons

450 South Orange Avenue

Orlando, Florida 32801

(Address of Principal Executive Offices; Zip Code)

Registrant’s telephone number, including area code: (407) 650-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01	Entry into a Material Definitive Agreement.

Placement Agent Agreement

On July 12, 2019, CNL Strategic Capital, LLC (referred to herein as “we”, “us”, “our” or the “Company”) and CNL Securities Corp. (the “Placement Agent”), an affiliate of the Company's manager, CNL Strategic Capital Management, LLC, entered into a placement agent agreement (the “Placement Agent Agreement”) relating to an additional concurrent private offering of up to $50 million of our Class FA shares on a best efforts basis (the “2019 Class FA Private Offering”) anticipated to commence on July 15, 2019. This offering is being made in compliance with Rule 506(c) of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”). Under the terms of the Placement Agent Agreement, we will pay the Placement Agent a selling commission of up to 5.5% and placement agent fee of up to 3.0% of the sale price for each Class FA share sold in the 2019 Class FA Private Offering, except as a reduction or sales load waiver that may apply. The Company may also reimburse the Placement Agent and/or distribution participants for certain costs and expenses associated with the Class FA Private Offering, including certain costs for the marketing of the shares and reasonable out-of-pocket due diligence expenses that are incurred by the Placement Agent and/or distribution participants. The Placement Agent Agreement contains customary representations, warranties, and agreements of the Company and the Placement Agent, indemnification rights and obligations of the parties and termination provisions. The foregoing is qualified in its entirety by reference to the full text of the Placement Agent Agreement, which is attached hereto as Exhibit 1.1 and incorporated by reference into this Item 1.01 of Form 8-K.

Second Amendment to the Escrow Agreement

On July 12, 2019, the Company entered into an Second Amendment (the “Amendment”) to its Escrow Agreement by and among the Company, CNL Securities Corp. and UMB Bank, N.A., dated as of February 14, 2018, as amended, for the purpose of engaging UMB Bank, N.A as escrow agent for the 2019 Class FA Private Offering, which has no minimum offering requirement. The foregoing description is qualified in its entirety by reference to the full text of the Amendment, which is attached hereto as Exhibit 10.3 and incorporated by reference into this Item 1.01 of Form 8-K, and the full text of the Escrow Agreement, which was previously filed as Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on May 15, 2018).

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

1.1	Placement Agent Agreement dated July 12, 2019
10.3	Second Amendment to the Escrow Agreement dated July 12, 2019

Cautionary Note Regarding Forward-Looking Statements

Statements in this Current Report on Form 8-K, including intentions, beliefs, expectations or projections relating to the items described herein, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on the beliefs and assumptions of the Company’s management and on the information currently available to management at the time of such statements. Forward-looking statements generally can be identified by the words “believes,” “expects,” “intends,” “plans,” “estimates” or similar expressions that indicate future events. Forward-looking statements are subject to substantial risks and uncertainties, many of which are difficult to predict and are generally beyond the Company’s control. Any forward-looking statement made by us in this Current Report is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise. Important risks, uncertainties and factors that could cause actual results to differ materially from those in the forward-looking statements include the risks associated with the Company’s ability to pay distributions and the sources of such distribution payments, the Company’s ability to locate and make suitable investments, and other risks described in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 and the other documents filed by the Company with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 16, 2019		CNL Strategic Capital, LLC a Delaware limited liability company

	By:	/s/ Tammy J. Tipton
Tammy J. Tipton Chief Financial Officer